UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2024
Date of Report (date of earliest event reported)

UpHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38924 (Commission File Number)	83-3838045 (I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203
Delray Beach, FL 33484
(Address of principal executive offices, including zip code)

(888) 424-3646
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH(1)	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

___________________________________________________
(1)On December 11, 2023, UpHealth, Inc. (the “Company”) received written notice from the staff of NYSE Regulation that it has commenced proceedings to delist the common stock, par value $0.0001 per share, of the Company (ticker symbol: UPH) (the “Common Stock”), from the New York Stock Exchange (“NYSE”), and suspended trading in the Common Stock pending the completion of such proceedings. As a result, effective December 12, 2023, the Common Stock is trading in the over-the-counter market under the symbol “UPHL”. The Company timely filed an appeal of this determination with the NYSE and requested a hearing before the NYSE Regulatory Oversight Committee’s Committee for Review. On January 12, 2024, the NYSE granted the Company’s request for a hearing, which is expected to take place on April 17, 2024.

Item 7.01	Regulation FD Disclosure.

Arbitration Regarding Control of Glocal Board of Directors

As previously disclosed by UpHealth, Inc. (the “Company”), the Company’s wholly-owned subsidiary, UpHealth Holdings, Inc., a Delaware corporation (“UpHealth Holdings”), is party to a commercial arbitration (the “Arbitration”) regarding control of Glocal Healthcare Systems Private Limited, an Indian company with its registered office in Kolkata, West Bengal, India (“Glocal”). The Arbitration is being administered by the International Court of Arbitration of the International Chamber of Commerce (the “ICC”).

Detailed background to the Arbitration is provided in Part I, Item 3 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023 (the “2023 Annual Report”), as such information has been updated by the Company with the information contained in the Quarterly Reports on Form 10‑Q for the quarterly periods ended June 30, 2023 and September 30, 2023, as filed by the Company with the SEC on August 10, 2023 and November 20, 2023, respectively. Below is a summary of the information contained in these earlier filings, along with a summary of the relief granted in the final award in the Arbitration (the “Award”), which UpHealth Holdings received from the ICC on March 18, 2024. Capitalized terms used and not defined in this Current Report on Form 8-K (this “Current Report”) have the meaning set forth in the Award.

The Arbitration commenced on November 4, 2022, when UpHealth Holdings filed a Request for Arbitration against certain of UpHealth Holdings’ counterparties to a Share Purchase Agreement, dated October 30, 2020 (the “SPA”), pursuant to which UpHealth Holdings had acquired Glocal. The SPA counterparties against whom UpHealth Holdings brought the Arbitration include Glocal, Dr. Syed Sabahat Azim (“Sabahat Azim”), Richa Sana Azim (“Richa Azim,” and together with Sabahat Azim, the “Azims”), Gautam Chowdhury (“Chowdhury”), Meleveetil Damodaran (“Damodaran”), and Kimberlite Social Infra Private Limited (“Kimberlite,” and together with Glocal, the Azims, Chowdhury and Damodaran, the “Respondents”). Sabahat Azim, Richa Azim, and Chowdhury have constituted the board of directors of Glocal (the “Glocal Board”) since UpHealth Holdings entered into the SPA. Damodaran is a current shareholder and former director of Glocal. Kimberlite is an Indian entity of which the Azims are shareholders and directors, and it is a shareholder of Glocal.

UpHealth Holdings brought claims against the Respondents for breach of the SPA, violation of UpHealth Holdings’ rights under the Indian Company Act as supermajority shareholder of Glocal, and misrepresentation. UpHealth Holdings requested specific relief, damages and costs from the arbitral tribunal that was constituted to decide UpHealth Holdings’ claims (the “Tribunal”).

The merits hearing in the Arbitration was held in person in Chicago, Illinois, from July 31, 2023 through August 2, 2023. None of the Respondents attended the hearing, despite receiving notice of the hearing and multiple invitations to participate. During the hearing, the Tribunal requested additional information from the damages expert retained by UpHealth Holdings. The expert’s additional report was filed on August 25, 2023. The Tribunal invited UpHealth Holdings and the Respondents to attend a short virtual hearing on September 9, 2023 to consider the additional testimony of UpHealth Holdings’ expert.

None of the Respondents participated in the virtual hearing, which concluded with the Tribunal inviting UpHealth Holdings’ fact witness to file additional testimony. UpHealth Holdings filed its fact witness’s second witness statement on September 30, 2023. On November 5, 2023, the Tribunal issued questions to UpHealth Holdings regarding the supplemental report and testimony of its expert. UpHealth Holdings responded to those questions on November 15, 2023.

At the Tribunal’s request, UpHealth Holdings filed its costs submission on January 27, 2024. The Tribunal closed the Arbitration proceedings on February 5, 2024.

On March 18, 2024, the ICC formally notified the Award to the parties. The dispositive section of the Award reads substantially as follows, of which sub-paragraphs (a) through (f) constitute the Tribunal’s findings and sub-paragraphs (g) through (u) constitute the relief ordered by the Tribunal:

(a)    The Tribunal has jurisdiction over Glocal, the Azims, Chowdhury, Damodaran, and Kimberlite in the Arbitration;

(b)    The Tribunal has jurisdiction to hear and determine the disputes in the Arbitration and rejects Glocal’s, the Azims’s, and Chowdhury’s jurisdictional objections;

(c)    UpHealth Holdings holds (i) 7,503,016 equity shares in Glocal (95.29% of the total equity shares), (ii) 24,867 preference shares in Glocal (37.52% of the total preference shares), and (iii) 94.81% of the total (equity plus preference) shares in Glocal;

(d)    UpHealth Holdings has good and marketable title over its shareholding in Glocal detailed in sub-paragraph (c) above, free and clear of all encumbrances and together with all rights, title, interest and benefits appertaining thereto;

(e)    The Extraordinary General Meeting held by Glocal on September 26, 2022 was carried out contrary to the terms of the SPA;

(f)    The Azims, Chowdhury, Damodaran, and Kimberlite have breached the SPA, specifically its Clause 5.2(b), (c) and (d), as well as Clauses 10 and 12;

(g)    The Tribunal issues a permanent mandatory injunction:

1.Directing the Respondents to take all necessary steps to (i) convene a meeting of the Glocal Board to appoint UpHealth Holdings’ designee(s) as director(s) of the Glocal Board, and (ii) at that meeting, approve and authorize the appointment of UpHealth Holdings’ designee(s) as director(s) of the Glocal Board, pursuant to Clauses 5.2.1(b)(iii) and 12 of the Original SPA (as amended);

2.Directing Glocal, the Azims, Chowdhury, Damodaran and Kimberlite, both individually and jointly to file Form DIR-12 with the jurisdictional registrar of companies in relation to the appointment of UpHealth Holdings’ designee(s) to the Glocal Board pursuant to Clauses 5.2.1(c) and 12 of the Original SPA (as amended);

3.Directing Glocal, the Azims, Chowdhury, Damodaran and Kimberlite, both individually and jointly, to provide UpHealth Holdings with true extracts, duly certified by the Glocal Board, of board resolutions appointing UpHealth Holdings’ designee(s) to the Glocal Board, following such appointment Clauses 5.2.1(d) and 12 of the Original SPA (as amended);

4.Pursuant to Clauses 10.2 and 12 of the Original SPA (as amended), directing Glocal, the Azims, Chowdhury, Damodaran, and Kimberlite to cooperate with UpHealth Holdings to increase UpHealth Holdings’ ownership to 100% of the share capital of Glocal, in a form and manner acceptable to UpHealth Holdings; and

5.Prohibiting Glocal, the Azims, Chowdhury, Damodaran, and Kimberlite from acting in violation of Clause 12 of the SPA and requiring Glocal, the Azims, Chowdhury, Damodaran, and Kimberlite to provide UpHealth Holdings access to all financial statement(s), information, data, documents, books and records in the form and manner requested by UpHealth Holdings.

(h)    The Azims, Chowdhury, Damodaran, and Kimberlite are ordered to comply with the terms of the SPA as amended by observing the requests of UpHealth Holdings to fulfill the terms of the SPA;

(i)    The Tribunal orders the Azims, Chowdhury, Damodaran, and Kimberlite to severally pay UpHealth Holdings Primary Damages in the sums set out below:

1.Sabahat Azim – USD $10,140,625.00

2.Richa Azim – USD $10,140,625.00

3.Chowdhury – USD $1,382,812.50

4.Damodaran – USD $6,650,669.64

5.Kimberlite – USD $1,185,267.86

(j)    In the event that Glocal, the Azims, Chowdhury, Damodaran and Kimberlite, at any time prior to September 30, 2024, offer to give UpHealth Holdings actual control of Glocal without all or some of the assets provided for and/or contemplated by the SPA, UpHealth Holdings may forthwith elect to:

1.Receive actual control of Glocal notwithstanding the diminution of its assets; or

2.Recover from the Azims, Chowdhury, Damodaran, and Kimberlite Additional Damages amounting to USD $80.7 million for the permanent loss of actual control.

(k)    If UpHealth Holdings does not secure actual control of Glocal on or before September 30, 2024 with the assets provided for or contemplated in the SPA and sub-paragraph (j) above does not take effect then UpHealth Holdings is entitled to recover the Additional Damages for the permanent loss of actual control from the Azims, Chowdhury, Damodaran, and Kimberlite;

(l)    If UpHealth Holdings elects to recover the Additional Damages under sub-paragraphs (j)(2) or (k) above, the Tribunal orders the Azims, Chowdhury, Damodaran, and Kimberlite to severally pay UpHealth Holdings damages in the sums below:

1.Sabahat Azim – USD $27,740,625.00

2.Richa Azim – USD $27,740,625.00

3.Chowdhury – USD $3,782,812.50

4.Damodaran – USD $18,193,526.79

5.Kimberlite – USD $3,242,410.71

(m)    In the event that UpHealth Holdings elects to receive the Additional Damages under sub-paragraphs (j)(2) or (k) above, the Azims, Chowdhury, Damodaran, and Kimberlite are not required to comply with the following orders/paragraphs in the dispositive part of the Award:

1.Sub-paragraph (g);

2.Sub-paragraph (h);

3.Sub-paragraph (r); and

4.Sub-paragraph (s).

(n)    The Azims, Chowdhury, Damodaran, and Kimberlite must, severally in the proportions set out in sub-paragraphs (i) and (l) above, pay UpHealth Holdings all withholding tax applied to the interest on the damages awarded to UpHealth Holdings, subject to UpHealth Holdings providing the enforcement court with sufficient evidence of the amount of withholding tax applied to the interest on damages awarded;

(o)    The Azims and Chowdhury must in equal shares pay UpHealth Holdings’ costs and expenses amounting to USD $868,440 reasonably incurred in relation to the emergency arbitration;

(p)    The Azims, Chowdhury, Damodaran, and Kimberlite must in equal shares pay UpHealth Holdings its costs and expenses amounting to USD $4,488,562 reasonably incurred in relation to this Arbitration (excluding the emergency-arbitration stage);

(q)    The Azims, Chowdhury, Damodaran, and Kimberlite must pay UpHealth Holdings post-award interest on the sums they are individually liable to pay from the date of the Award until full payment at a rate of nine percent (9%) per annum on a simple basis;

(r)    The Parties must give continuing effect to subparts (c), (e), and (f) of Section VII (the dispositif) of the emergency arbitrator’s order, as amended below, pursuant to the Tribunal’s authority under Article 29(3) of the ICC Rules and Article 6(6)(c) of Appendix V to the ICC Rules:

1.Glocal, the Azims, and Chowdhury are directed, both individually and jointly, to cooperate with UpHealth Holdings and with any PCAOB-registered accounting firm identified by UpHealth Holdings, in providing access to all unaudited financial statement(s), data, documents, books and records of Glocal, as and when required in the form and manner requested by UpHealth Holdings;

2.Glocal, the Azims and Chowdhury are directed, both individually and jointly, to cooperate with any PCAOB‑registered accounting firm identified by UpHealth Holdings in their review of the information provided pursuant to sub-paragraph (r)(1) above, including responding to any questions, making any company employees or officers available to respond to questions, and complying with any requests for further information or clarifications; and

3.Glocal, the Azims, and Chowdhury are, jointly and individually, ordered to refrain from (i) taking any steps to access the funds in Glocal’s bank account at ICICI Bank, account number 104905001983 whether on the basis of the August 15, 2022 board resolution or otherwise, (ii) making, or causing to be made, any changes to the authorized signatory that can access such bank account, and (iii) making, or causing to be made, any other changes to such bank account.

(s)    Martin Beck and/or Jeremy Livianu and/or such other person as may be designated by the board of directors of UpHealth Holdings, by board resolution (and notified in writing to ICICI Bank by the Chief Executive Officer of UpHealth Holdings, attaching a certified copy of the resolution of the board of directors of UpHealth Holdings designating such person), may, jointly or severally, be permitted to access and operate Glocal’s bank account at ICICI Bank, account number 104905001983;

(t)    The Tribunal dismisses all other claims by UpHealth Holdings, including its claim for damages for misrepresentations; and

(u)    All other claims and defenses are dismissed.

Rule 36 of the ICC Rules gives all parties to the Arbitration 30 days from the date the Award was notified to apply to the ICC for the correction of “clerical, computational or typographical error[s], or any errors of a similar nature.” In the same thirty-day window, the parties may apply to the ICC for “interpretation” of the Award.

A copy of the relevant portions of the Award is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On March 20, 2024, the Company issued a press release announcing the Award. A copy of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Demand for Resignation of Directors Dr. Kathuria and Dr. Pylypiv

In connection with the 2022 annual meeting of stockholders of the Company (the “2022 Annual Meeting”), certain stockholders of the Company, including three of the Respondents, Sabahat Azim, Richa Azim and Kimberlite, as well as Dr. Chirinjeev Kathuria and Dr. Mariya Pylypiv, who are members of the Board of Directors of the Company (the “Board”), and Dr. Azfar Malik, who was the founder of the Company’s subsidiary, Behavioral Health Services, LLC (“BHS”), and a consultant until January 2023 to BHS, and various other persons associated with certain of these individuals, formed a group (the “Stockholder Group”) for purposes of Section 13 of the Securities Exchange Act of 1934, as amended, by entering into a voting agreement in respect of the Company’s common stock, as disclosed in Schedules 13D filed by members of the Stockholder Group with the SEC. The Stockholder Group sought to nominate a number of individuals, including Sabahat Azim, Damodaran and Harpal Sandhu, for election as Class I directors of the Company at the 2022 Annual Meeting.

Subsequently, Mr. Sandhu has sought in connection with the 2023 annual meeting to nominate a slate of directors and in connection with the special meeting of the Company’s stockholders held on February 29, 2024 for the purpose of approving the sale of Cloudbreak Health, LLC to Forest Buyer, LLC (the “Special Meeting”) to include in the Company’s proxy statement in respect of the Special Meeting a proposal to amend the Company’s Bylaws. On February 16, 2024 the staff of the SEC provided a no-action letter to the Company that it would not recommend enforcement against the Company in the event Mr. Sandhu’s proposal was excluded from the Company’s proxy materials pursuant to Rule 14a-8(e)(3) of the Exchange Act.

In addition, in January 2024 another member of the Stockholder Group, Dr. Malik, was indicted by the U.S. Attorney’s Office, Eastern District of Missouri on 22 felony counts, including conspiracy to illegally distribute controlled substances and to maintain a drug-involved premises, conspiracy to commit health care fraud, 12 counts of illegal distribution of a controlled substance, seven counts of making false statements related to health care matters and one count of maintaining a drug involved premises. The indictment accuses Dr. Malik and a co-conspirator of, among other things, illegally administering ketamine to patients and fraudulently billing Medicare for certain services related to a psychiatric clinic previously owned by Dr. Malik.

Furthermore, as described above, Sabahat Azim, Richa Azim and Kimberlite, who were members of the Stockholder Group when the breach of contract under the SPA occurred, as well as Damodaran, were each found by the Tribunal to be liable for breach of contract under the SPA that caused harm to the Company and its stockholders, and each has been ordered to pay damages to UpHealth Holdings in the allocated amounts described above as part of the $110.2 million Award issued by the ICC. This breach of the SPA by Sabahat Azim, Richa Azim. and Kimberlite, each of whom was a member of the Stockholder Group, and Damodaran, occurred contemporaneously with the efforts of the Stockholder Group to nominate individuals, including Sabahat Azim and Damodaran, to the Board of the Company at the 2022 Annual Meeting.

Following receipt of the Award, on March 19, 2024, the Nominating and Corporate Governance Committee of the Board (the “Committee”) held a special meeting. At the meeting, the Committee considered the facts and events described above, including the relationship of Dr. Kathuria and Dr. Pylypiv to Sabahat Azim, Richa Azim and Kimberlite, all of whom were members of the Stockholder Group when the breach of contract under the SPA occurred, as well as to other individuals who have engaged in conduct harmful to UpHealth as described above, the fact that the Company fully intends to engage in the process of collecting the amounts due to UpHealth Holdings pursuant to the Award and the need for all members of the Board to be able to contribute to the Board’s oversight of the business of the Company and to diligently pursue the collection of the Award. Following discussion, the Committee determined to have all members of the Board free from conflict or entanglement in working with other Board members to oversee the business of the Company, and engage in the process of collecting the Award consistent with the Company’s obligations to maximize stockholder value, and further, the Committee determined that there is an irreconcilable conflict of interest of Dr. Kathuria and Dr. Pylypiv due to their membership in the Stockholder Group that included an individual who allegedly engaged in felonies as well as other members of such group who were found by the Tribunal to have caused material harm to the Company as a result of a breach of the SPA that occurred at the time of the activity of the Stockholder Group. Accordingly, on March 19, 2024, Dr. Katz, on behalf of the Committee and the Board, sent a letter to Dr. Kathuria and Dr. Pylypiv requesting that they immediately resign from the Board. A copy of the Board’s letter to Dr. Kathuria and Dr. Pylypiv is attached as Exhibit 99.3 and is incorporated herein by reference.

In response to the Board’s demand that Dr. Kathuria resign, on March 19, 2024, Dr. Kathuria sent a letter to the Board refusing to resign, in which Dr. Kathuria asserts that the Stockholder Group no longer exists. In his response, Dr. Kathuria states that, “[d]espite the absence of a conflict, I am willing to recuse myself from any discussions or decisions related to the enforcement actions against Glocal Healthcare and its shareholders. This step is taken out of an abundance of caution and a commitment to maintaining the board’s integrity.” A copy of Dr. Kathuria’s response letter to the Board is attached as Exhibit 99.4 to this Current Report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the amounts to be paid to UpHealth Holdings by the Respondents pursuant to the Award, the composition of the Board, the hearing before the CFR, including its timing, the Company’s ability to demonstrate compliance with the listing requirements of the NYSE, the delisting of the Common Stock from the NYSE in the event the Company’s appeal is unsuccessful, the trading of the Company’s Common Stock in the over-the-counter market, the projected operation and financial performance of the Company and its various subsidiaries, its product offerings and developments and reception of its product by customers, and the Company’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of the Company’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report are based on certain assumptions and analyses made by the management of the Company considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including whether the Respondents will comply with the Award, including by paying the amounts awarded to UpHealth Holdings as set forth therein, uncertainty with respect to how the Indian courts shall decide various matters that are before them, the outcome of the CFR hearing and whether the CFR will grant the Company’s request for continued listing, whether the Company will be able to regain and sustain compliance with the continued listing standards of the NYSE or comply with the initial listing standards of another national securities exchange, the ability of the Company to service or otherwise pay its debt obligations, including to holders of the Company’s convertible notes, the mix of services utilized by the Company’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of the Company to expand what it does for existing customers as well as to add new customers and that the Company will have sufficient capital to operate as anticipated. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1†	ICC Arbitration Case No. 27329/PDP, Final Award, dated March 15, 2024, notified to Parties on March 18, 2024.

99.2	Press release, dated March 20, 2024.
99.3††	Letter from the Board to Dr. Kathuria and Dr. Pylypiv, dated March 19, 2024.

99.4††	Letter from Dr. Kathuria to the Board, dated March 19, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain portions of this exhibit have been omitted because it is the type of information that the Company treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of the exhibit, or any section thereof, to the SEC upon request.

††	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(a)(6) of Regulation S K because disclosure of such information would constitute a clearly unwarranted invasion of personal privacy. The Company agrees to furnish supplementally an unredacted copy of the exhibit, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2024                         UPHEALTH, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S. A. Beck
Title:	Chief Executive Officer